Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                 Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

OMNI ENERGY SERVICES CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

4500 NE EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

June 4, 2010

To Shareholders of OMNI Energy Services Corp.:

On June 4, 2010, OMNI Energy Services Corp. (“OMNI”) announced that it had entered into a definitive merger agreement under which an affiliate of Wellspring Capital Management LLC (“Wellspring”) will acquire all of OMNI’s outstanding shares for $2.75 per share in cash.

In light of the signing of the merger agreement, OMNI will not hold its Annual Meeting of Shareholders previously scheduled for June 9, 2010. Instead, OMNI expects to hold a Special Meeting of the Shareholders to vote upon the approval of the merger agreement in the second half of 2010.

Important Additional Information Will be Filed With the SEC

OMNI plans to file with the SEC and mail to its shareholders a Proxy Statement and a Schedule 13E-3 in connection with the transaction. OMNI SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by OMNI (when available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of such documents from OMNI by contacting OMNI Energy Services Corp., 4500 N.E. Evangeline Thruway, Carencro, LA 70520, Attn: Corporate Secretary, telephone 337-896-6664.

OMNI and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding OMNI’s directors and executive officers is contained in OMNI’s Annual Report on Form 10-K for the year ended December 31, 2009 and its proxy statement dated April 30, 2010, each of which is filed with the SEC. You can obtain free copies of these documents from OMNI using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement and the Schedule 13E-3 that will be filed with the SEC and available free of charge as indicated above.

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